                                  EXHIBIT 2(B)



        FIRST INDEPENDENCE BANK OF FLORIDA STOCK OPTION PLAN AND FORMS OF STOCK OPTION AGREEMENT.





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

                       FIRST INDEPENDENCE BANK OF FLORIDA

                               STOCK OPTION PLAN

         1. Purpose. This Stock Option Plan (hereinafter referred to as this "Plan") is intended to promote the best interests of the Bank and its shareholders by enabling the Bank to attract and retain persons of ability as employees, furnishing an incentive to employees of the Bank by providing them with an equity participation in the Bank and rewarding those employees who contribute to the operating progress and earning power of the Bank.

         2. Definitions. The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

                 2.1 "Bank" means First Independence Bank of Florida, a Florida corporation, and any subsidiary corporation, as defined in Section 425(f) of the Code, to which the Board of Directors of First Independence Bank of Florida has determined to extend the application of this Plan.

                 2.2 "Board of Directors" means the Board of Directors of the Bank.

                 2.3 "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

                 2.4      "Effective Date" of this Plan is April 11, 1989.

                 2.5 "Eligible Employee" means each employee of the Bank who has completed two consecutive Years of Employment as of a Plan Entry Date.

                 2.6 "Exercise Price" means the price at which a share of Option Stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Section 7 hereof.

                 2.7 "Option" means the right of a Participant to purchase shares of Option Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Bank.

                 2.8 "Option Stock" means Common Stock of the Bank issued pursuant to this Plan.

                 2.9 "Participant" means any Eligible Employee who is designated (in accordance with the provisions of Section 5 hereof) to be granted an Option and who is a party to a Stock Option Agreement.

                 2.10 "Plan Entry Date" means the Effective Date and each January 1 after the Effective Date.

                 2.11 "Stock Option Agreement" means an agreement by and between a Participant and the Bank setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Option Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

                 2.12 "Vesting Computation Date" means the Effective Date and each January 1 and July 1 after the Effective Date.





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

                 2.13 "Year of Employment" means the period of twelve (12) consecutive months beginning on an employee's commencement of employment by the Bank and ending on the first anniversary of that date.

         3. Adoption and Administration of Plan. This Plan shall become effective upon the Effective Date, subject to its adoption by the Board of Directors, approval of the shareholders of the Bank, and approval by the Florida Department of Banking and Finance in accordance with applicable Florida law. This plan shall be administered by the Board of Directors, and except as set forth in Sections 4, 5.4, 6.3, and 7 hereof, any action taken by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding. However, to the extent not prohibited by the laws of the State of Florida, the Charter of the Bank, the Bylaws of the Bank, or the Code, the Board of Directors may delegate (by resolutions adopted prior to or after the effectiveness of this Plan) any or all of its responsibilities hereunder to such administrative committee of the Board of Directors as the Board of Directors shall designate and, in the event of such designation, all references herein or in any Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include such administrative committee.

         4. Total Number of Shares of Option Stock. The number of shares of Option Stock which may be issued in the aggregate by the Bank under this Plan pursuant to the exercise of Options granted hereunder shall not be more than twenty-two thousand five hundred (22,500), which number may be increased only in accordance with Florida law following resolution adopted by the Board of Directors and approved by the shareholders of the Bank. Such shares of Option Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Bank, as determined by the Board of Directors or its designated administrative committee. No fractional shares of Option Stock shall be issued pursuant to the exercise of an Option. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Section 11, the aforesaid number of shares shall be appropriately so adjusted.

         5. Eligibility and Awards. The Board of Directors shall designate, at any time and from time to time thereafter:

                 5.1 The Eligible Employees of the Bank who shall be granted an Option;

                 5.2 The number of shares of Option Stock which each Eligible Employee so designated may purchase pursuant to the exercise of an Option;

                 5.3      The Exercise Price for each designated Eligible
Employee;

                 5.4 The other terms of the Option of each designated Eligible Employee; and

                 5.5 The restrictions, if any, applicable to the shares of Option Stock which each Eligible Employee so designated may purchase.

         6.      Grant, Exercise Rights and Termination of Options.

                 6.1 As soon as practicable after a designation is made by the Board of Directors, pursuant to Section 5 hereof, the appropriate officer or officers of the Bank shall give notice (written or oral) to such effect to each Eligible Employee of the Bank so designated, which notice shall be accompanied by a copy of copies of the Stock Option Agreement to be executed by such Eligible Employee.

                 6.2 Upon receipt of the notice specified in Section 6.1, an Eligible Employee so designated shall have an Option, and shall thereby become and be a Participant, only upon the due execution by such Eligible Employee and the Bank of a Stock Option Agreement (in such number as the Board of





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

Directors shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Bank).

                 6.3 An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected, and may be exercised only by:

                 6.3.1 Such Participant's completion, execution and delivery to the Bank of a notice of exercise and an "investment letter" (if required by the Bank) as supplied by the Bank; and

                 6.3.2 The payment to the Bank of the aggregate Exercise Price, as provided under Section 8, for the shares of Option Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of this Plan and the Stock Option Agreement.

                 6.4 Except as specifically provided by a duly executed Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by any operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

                 6.5 Notwithstanding any terms of provisions of this Plan to the contrary, the Board of Directors may delegate to the appropriate officer of the Bank the authority to prepare, execute and deliver any Stock Option Agreement reflecting any Option granted under this Plan; provided, however, that any such Stock Option Agreement shall be consistent with the terms and conditions of this Plan.


         7. Purchase Price of Option Stock. The determination of the Exercise Price shall be made by the Board of Directors, in its sole discretion, it being understood that the Exercise Price may not be less than the greater of the par value or one hundred percent (100%) of the fair market value of the shares of Common Stock of the Bank on the date that such Option shall be granted. The fair market value of the shares of Common Stock of the Bank shall be determined for the purposed of this Plan by the Board of Directors in accordance with the Code, and such determination by the Board of Directors shall be final, conclusive and binding upon each Participant and the Bank for all purposes of this Plan.


         8. Payment for Shares of Option Stock. Payment by each Participant for the shares of Option Stock purchased hereunder shall be made by cash or cashier's check or in accordance with the terms of any Stock Option Agreement executed by such Participant.


         9. Costs and Expenses. All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Bank; however, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Bank and a Participant, the Bank shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Option Stock held by the Participant.

         10. No Prior Right of Award. Nothing in this Plan shall be deemed to give any officer or employee of the Bank, or such person's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as consisting a commitment, guarantee, agreement or understanding of any kind or nature that the Bank shall continue to employ any individual (whether or not a Participant). This Plan shall not effect in any way the right of the Bank to terminate the employment of any individual (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant's duties as an employee of the Bank shall result in a modification of the terms of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.





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

         11. Changes in Capital Structure. Subject to any required action by the shareholders of the Bank and the provisions of Florida law, the number of shares of Option Stock covered by any Option which has not then been fully authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was surrendered or terminated unexercised as to such shares), as well as the Exercise Price then existing under each Option then in effect, shall be proportionately adjusted for:

                 11.1 A division, combination or reclassification of any of the shares of Common Stock of the Bank; or

                 11.2 A dividend payable in shares of Common Stock of the Bank.

         12. Amendment or Termination of Plan. Except as otherwise provided herein and with the approval of the Florida Department of Banking and Finance, this Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Bank or its counsel) in order to comply with the Code or any rule or regulation promulgated or proposed thereunder.

         13. Burden and Benefit. The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

         14. Headings. The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.





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

                                  FORMS OF
                     FIRST INDEPENDENCE BANK OF FLORIDA
                           STOCK OPTION AGREEMENT

           AMENDMENT TO STOCK OPTION AGREEMENT DATED JULY 16, 1996
              BY AND BETWEEN FIRST INDEPENDENCE BANK OF FLORIDA
                             AND EDWARD H. BLACK


That certain Stock Option Agreement, dated July 16, 1996, by and between First Independence Bank of Florida ("Bank") and Edward H. Black ("Participant"), is amended as of May 7, 1997, as follows:

Section 2.3, which originally read:

         "The one-hundred eightieth (180
                                       th) day following the date of the
         termination of employment of the Participant for any reason other than "termination of employment for cause", as defined in Section 3.7;"

is amended to read as follows:

         "2.3 THREE YEARS following the date of the termination of employment of the Participant for any reason other than "termination of employment for cause", as defined in Section 3.7;"

IN WITNESS WHEREOF, the Bank and Participant have executed this Stock Option Amendment.



WITNESS AS TO
BANK:                                              BANK:



_____________________________              ____________________________
Signature:                                 James E. Courtney
                                           Chairman of the Board
_____________________________


_____________________________
Signature:

_____________________________
Print Name:





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

The undersigned Participant hereby acknowledges receipt of an executed original of this Stock Option Amendment, dated May 7, 1997, and accepts any options granted hereunder on the terms and conditions contained herein.


WITNESS AS TO
PARTICIPANT:                                       PARTICIPANT:


_____________________________              ____________________________
Signature:                                 Edward H. Black

_____________________________
Print Name:

_____________________________
Signature:

_____________________________
Print Name:





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


                       FIRST INDEPENDENCE BANK OF FLORIDA

                             STOCK OPTION AGREEMENT

This Stock Option Agreement (this "Agreement") is made as of July 16, 1996, by and between First Independence Bank of Florida (hereinafter referred to as the "Bank"), a Florida bank corporation whose principal office is at 16740 San Carlos Boulevard, S.W., Fort Myers, Florida, 33908, and EDWARD H. BLACK (hereinafter referred to as the "Participant"), an employee of the Bank.


RECITALS

The Board of Directors of the Bank (hereinafter referred to as the "Board of Directors") has determined that Participant is eligible to receive an Option to purchase shares of "Option Stock", as such term is defined in the Stock Option Plan of the Bank currently in effect, including all amendments thereto if any (the "Plan").


OPERATIVE PROVISIONS

In consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Grant of Option

    1.1 Shares, Exercise Price. Subject to the terms and conditions hereinafter set forth, the Bank hereby grants to Participant the right to purchase, during the period specified in Section 2 hereof, Twenty-Five Thousand (25,000) Shares of Option Stock (such shares of Option Stock being hereinafter referred to as the "Shares") at a price of ten dollars ($10.00) per Share (the "Exercise Price"), in accordance with the terms of this Agreement and the Plan (such right being hereinafter referred to as the "Option"). The Board of Directors, exercising good faith, has determined that the Exercise Price is equal to at least one hundred percent (100%) of the fair market value of each Share on the date hereof.

2. Duration of Option. The Option shall be effective during the period commencing with the date of this Agreement and ending on the earliest of:

    2.1 The date all of the Shares are purchased pursuant to the terms of this Agreement or the unexercised portion of the Option is surrendered to the Bank pursuant to Section 3.6;

    2.2 The date of the termination of employment for cause of the Participant, as such term is defined in Section 3.7;


    2.3 Three years following the date of the termination of employment of the Participant for any reason other than "termination of employment for cause", as defined in Section 3.7;

    2.4  The expiration of the six (6) month period prescribed under Section
3.3 following the death of the Participant;

    2.5  Ten (10) years from the date of this Agreement.

Notwithstanding any provision in this Agreement to the contrary, an option granted under this Agreement (until terminated as hereinafter provided) shall become exercisable to the full extent of the shares specified in such grant if there is a Change in Control of the Bank as hereinafter defined. For purposes of this





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

Agreement, a "Change in Control" shall have occurred if any of the following events shall have occurred:

a/ The Bank enters into an agreement to merge, consolidate or reorganize into or with another corporation or other legal person, and, as a result of such merger, consolidation, or reorganization, less than 75% of the combined voting power of the then outstanding securities of such corporation or person, immediately after such transaction, will be held in the aggregate by the holders of voting shares of the Bank immediately prior to such transaction;

b/ The Bank enters into an agreement to sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and, as a result of such sale or transfer, less than 75% of the combined voting power of the then outstanding securities of such corporation or person, immediately after such sale of transfer, will be held in the aggregate by the holders of voting shares of the Bank immediately prior to such sale or transfer;

c/ During any period of two consecutive years, individuals who constituted the Directors of the Bank at the beginning of any such period cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Bank's stockholders of each new Director was approved by a vote of at least two-thirds of the Directors of the Bank then still in office who were directors of the Bank at the beginning of such period; or,

d./ Three or more directors, separately or together, are elected to the Board of Directors in spite of publicly stated opposition to such election by at least a majority of the Board of Directors of the Bank.



3.  Exercise of Option.

    3.1 The Option may be exercised only if compliance with all applicable Federal and State securities laws can be effected as follows:

    3.1.1 Except as provided in Section 2 hereof, an option granted under this Agreement (until terminated as hereinafter provided) shall be exercisable only to the extent of one-fourth of the shares specified in the grant after the Participant shall have been in the continuous employ of the Bank for one full year from February 20, 1996, and to the extent of an additional one-fourth of such shares on the first day of January in each of the next three successive calendar years thereafter during which the Participant shall have been in the continuous employ of the Bank. The number of shares of Option Stock as to which the Option may be exercised shall be determined on the last date on which the Participant shall have been in the continuous employ of the Bank, except that the Option may be exercised as to all the shares subject to the Option under the circumstances set forth in Section 2 hereof. For the purposes of this Section, leaves of absences approved by the Board of Directors of the Bank for illness, military, or governmental service, or other cause, shall be considered as employment.

    3.2  The Option may be exercised only by:

    3.2.1 Participant's completion, execution, and delivery to the Bank of a notice of exercise and "investment letter" (if required by the Bank) as supplied by the Bank; and,

    3.2.2 The payment to the Bank, as provided in Section 3.4 of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Participant in such notice of exercise. Except in the event of the death of Participant, in which event Participant's estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3.3, the Option or any of the rights thereunder may be exercised by Participant only (regardless of any community property or similar interest therein of the spouse, if any, of Participant or any successors in interest of such spouse), and may not be transferred or assigned, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis.

    3.3 In the event of the death of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, Participant's estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of six (6) months following the date of Participant's death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death. Any person so desiring to exercise Participant's Option shall be required, as a condition to the exercise of the Option, to furnish to the Bank such documentation as the Bank shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of Participant. In the event of the exercise of such Option by Participant's estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

    3.4 Payment of the amount determined pursuant to Section 3.2 hereof shall be made by cash or cashier's check.

    3.5 Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, the Bank shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of Participant and, if applicable, shall bear an appropriate investment warranty legend, any legend required by any Federal or State securities law, rule, or regulation, and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any other legend required by the law of the State of Florida. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Participant shall have all the rights of a shareholder with respect to such Shares, including the right to receive all dividends or other distributions paid or made with respect thereto, provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan. In the event of a merger or consolidation to which the Bank is a party (other than as the surviving entity), or of any other acquisition of a majority of the outstanding shares of Common Stock of the Bank, or of any transfer of all or substantially all of the assets of the Bank, a determination as to whether the stock of the acquiring corporation so received (if any) shall be subject to the restrictions set forth in this Agreement shall be made solely by the acquiring corporation.

    3.6 The Board of Directors may, upon such terms and conditions as it deems appropriate, accept the surrender by Participant of Participant's right to exercise the Option, in whole or in part, and authorize a payment in consideration therefore of an amount equal to the difference obtained by subtracting the Exercise Price of the Shares which are the subject of such surrendered Option from the fair market value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

    3.7 For all purposes of this Agreement, "termination of employment for cause" shall mean termination of employment with the Bank because of Participant's fraud, embezzlement, dishonesty, willful misconduct injurious to the Bank, willful neglect of his employment duties, or willful violation of any rule or regulation of the Bank. The determination that a termination was "for cause" shall be made by the Board of Directors, in its sole discretion, without any necessity for civil or criminal charges, proceedings, or judicial or administrative determination.

4.  Restrictions on Transfer of Option.  Except as otherwise provided in
Section 3.2, neither the Option nor any future interest in the Shares to be acquired pursuant to the Option shall or may be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession), or on an absolute or contingent basis.

5. Delivery of Stock and Documents. Upon the closing of any purchase by Participant of any Shares pursuant to Section 3 of this Agreement, the Bank shall deliver to Participant the certificate or certificates representing the Shares being sold, free and clear of all options, calls, contracts, commitments, demands, liens encumbrances, pledges, charges, and security interests, duly endorsed for transfer and such assignments, certificates of authority, consents to transfer, instruments and evidences of title of the Bank and of the Bank's compliance with this Agreement as may be reasonably required by Participant (or by counsel for Participant). In addition, the Bank shall agree to indemnify (and, if so requested by Participant shall so agree in writing) Participant for any and all losses or damages resulting from, relating or incident to, or arising out of, any misrepresentation or breach or warranty with respect thereto and any and all actions, suits, proceedings, claims, demands, judgements, costs, and expenses (including legal fees) incident to the foregoing.

6. Binding Upon Transferees. In the event that, at any time or from time to time, any Options or other rights under this Agreement are transferred to any party (other than the Bank) pursuant to the provisions of Section 3.3 or otherwise, the transferee shall take such Shares pursuant to all of the provisions, conditions and obligations of the Plan and this Agreement, and, as a condition precedent to such transfer, the transferee shall agree (for and on behalf of such transferee, such transferee's legal representatives, and such transferee's transferees and assigns) in writing to be bound by all provisions of the Plan and this Agreement.

7. Changes in Capital Structure of the Bank. Subject to any required action by the shareholders of the Bank and the provision of the laws of the State of Florida, the number of shares of Option Stock subject to this Agreement, as well as the Exercise Price of any Shares not yet purchased by Participant shall be proportionately adjusted for (i) a division, combination, or reclassification of the shares of Common Stock of the Bank, or (ii) a dividend payable in shares of Common Stock of the Bank.

8. Rights Prior to Exercise. Participant shall have no equity interest in the Bank or any voting, dividend, liquidation, or dissolution rights with respect to any capital stock of the Bank solely by reason of having an Option or having executed this Agreement. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Participant shall have no interest in, or any voting, dividend, liquidation, or dissolution rights with respect to the Shares, except to the extent that Participant has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

9. Employment of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature, that the Bank shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Bank to terminate the employment of Participant at any time and for any reason. By Participant's execution of this Agreement, Participant acknowledges and agrees that Participant's employment is "at will". No change of Participant's duties as an employee of the Bank shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

    10. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Bank and the Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Agreement, the term the "Bank" shall also include any corporation which is the parent or a subsidiary of the Bank or any corporation or entity which is an affiliate of the Bank by virtue of common (although not identical) ownership, and for which Participant is providing services in any form during Participant's employment with the Bank or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Bank and any such other corporation or entity. Each provision of this Agreement which is at any time required to be contained herein by the Internal Revenue Code of 1986, as amended (the "Code"), or any regulation or rule promulgated thereunder, is included herein as a material inducement to the Bank to grant the Option and execute this Agreement.

    11. Genders. The use of any gender herein shall be deemed to be or include the other genders, and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

    12. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing, or enforcing any of the provisions of this

Agreement.

    13. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein. Any and all prior agreements between the parties hereto with respect to any stock purchase rights or stock option rights regarding the Shares or the Option are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any kind and all prior agreements or understandings, oral or written, with respect to the Option and the Shares. Participant further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

    14. Notices. Any and all notices provided for herein shall be sufficient if in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of the Bank to its principal office, and, in the case of Participant to Participant's address as shown on the Bank's records.

    15. Specific Performance. Strict compliance by Participant shall be required with each and every provision of this Agreement. The parties hereto agree that the Shares are unique, that Participant's failure to perform the obligations provided by this Agreement will result in irreparable damage to the Bank and that specific performance of Participant's obligations may be obtained by suit in equity.

    16. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Participant agrees that the breach or alleged breach by the Bank of any covenant contained in another agreement (if any) between the Bank and Participant, or any obligation owed to Participant by the Bank, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

    17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Participant agrees that any action to enforce any provision of this Agreement or to recover damages relating to a breach of any provision hereof may be brought in any court having appropriate subject matter jurisdiction in Lee County, Florida, and, by execution of this Agreement, Participant consents, accepts, and submits to the personal jurisdiction of any such court and irrevocably waives any objection or claim or immunity on the ground of venue, convenience of the forum, or the personal jurisdiction of such court or the execution on, and enforcement of, judgments and orders thereof.

    18. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto, provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Bank or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service and which has been approved by the Florida Department of Banking and Finance.

    19. Terms and Conditions of Plan. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any terms or provision of the Plan, such term or provision of the Plan shall control.

    IN WITNESS WHEREOF, the Bank and Participant have executed this Agreement as of the day and year first above written.

WITNESS AS TO BANK:BANK:



__________________________FIRST INDEPENDENCE BANK OF FLORIDA
A Florida Bank Corporation


____________________________________________________________
James E. Courtney,
Chairman of the Board





    The undersigned Participant hereby acknowledges receipt of an executed original of this Stock Option Agreement dated July 16, 1996, and accepts any options granted hereunder on the terms and conditions contained herein.

WITNESS AS TO
PARTICIPANT:PARTICIPANT:


____________________________________________________________
EDWARD H. BLACK

__________________________

FIRST INDEPENDENCE BANK OF FLORIDA

STOCK OPTION AGREEMENT


This Stock Option Agreement (this "Agreement") is made as of April 15, 1997, by and between First Independence Bank of Florida (hereinafter referred to as the "Bank"), a Florida bank corporation whose principal office is at 16740 San Carlos Boulevard, S.W., Fort Myers, Florida, 33908, and KENNETH J. IGLESIAS (hereinafter referred to as the "Participant"), an employee of the Bank.


RECITALS

The Board of Directors of the Bank (hereinafter referred to as the "Board of Directors") has determined that Participant is eligible to receive an Option to purchase shares of "Option Stock", as such term is defined in the Stock Option Plan of the Bank currently in effect, including all amendments thereto if any (the "Plan").


OPERATIVE PROVISIONS

In consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.  Grant of Option

    1.1 Shares, Exercise Price. Subject to the terms and conditions hereinafter set forth, the Bank hereby grants to Participant the right to purchase, during the period specified in Section 2 hereof, Seven Thousand (7,000) Shares of Option Stock (such shares of Option Stock being hereinafter referred to as the "Shares") at a price of ten dollars ($10.00) per Share (the "Exercise Price"), in accordance with the terms of this Agreement and the Plan (such right being hereinafter referred to as the "Option"). The Board of Directors, exercising good faith, has determined that the Exercise Price is equal to at least one hundred percent (100%) of the fair market value of each Share on the date hereof.

2. Duration of Option. The Option shall be effective during the period commencing with the date of this Agreement and ending on the earliest of:

    2.1 The date all of the Shares are purchased pursuant to the terms of this Agreement or the unexercised portion of the Option is surrendered to the Bank pursuant to Section 3.6;

    2.2 The date of the termination of employment for cause of the Participant, as such term is defined in Section 3.7;


    2.3 Three years following the date of the termination of employment of the Participant for any reason other than "termination of employment for cause", as defined in Section 3.7;

    2.4  The expiration of the six (6) month period prescribed under Section
3.3 following the death of the Participant;

    2.5  Ten (10) years from the date of this Agreement.

Notwithstanding any provision in this Agreement to the contrary, an option granted under this Agreement (until terminated as hereinafter provided) shall become exercisable to the full extent of the shares specified in such grant if there is a Change in Control of the Bank as hereinafter defined. For purposes of this

Agreement, a "Change in Control" shall have occurred if any of the following events shall have occurred:

a/ The Bank enters into an agreement to merge, consolidate or reorganize into or with another corporation or other legal person, and, as a result of such merger, consolidation, or reorganization, less than 75% of the combined voting power of the then outstanding securities of such corporation or person, immediately after such transaction, will be held in the aggregate by the holders of voting shares of the Bank immediately prior to such transaction;

b/ The Bank enters into an agreement to sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and, as a result of such sale or transfer, less than 75% of the combined voting power of the then outstanding securities of such corporation or person, immediately after such sale of transfer, will be held in the aggregate by the holders of voting shares of the Bank immediately prior to such sale or transfer;

c/ During any period of two consecutive years, individuals who constituted the Directors of the Bank at the beginning of any such period cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Bank's stockholders of each new Director was approved by a vote of at least two-thirds of the Directors of the Bank then still in office who were directors of the Bank at the beginning of such period; or,

d./ Three or more directors, separately or together, are elected to the Board of Directors in spite of publicly stated opposition to such election by at least a majority of the Board of Directors of the Bank.


3.  Exercise of Option.

    3.1 The Option may be exercised only if compliance with all applicable Federal and State securities laws can be effected as follows:

    3.1.1 Except as provided in Section 2 hereof, an option granted under this Agreement (until terminated as hereinafter provided) shall be exercisable only to the extent of one-fourth of the shares specified in the grant after the Participant shall have been in the continuous employ of the Bank for one full year from April 15, 1997, and to the extent of an additional one-fourth of such shares on the fifteenth day of April in each of the next three successive calendar years thereafter during which the Participant shall have been in the continuous employ of the Bank. The number of shares of Option Stock as to which the Option may be exercised shall be determined on the last date on which the Participant shall have been in the continuous employ of the Bank, except that the Option may be exercised as to all the shares subject to the Option under the circumstances set forth in Section 2 hereof. For the purposes of this Section, leaves of absences approved by the Board of Directors of the Bank for illness, military, or governmental service, or other cause, shall be considered as employment.

    3.2  The Option may be exercised only by:

    3.2.1 Participant's completion, execution, and delivery to the Bank of a notice of exercise and "investment letter" (if required by the Bank) as supplied by the Bank; and,

    3.2.2 The payment to the Bank, as provided in Section 3.4 of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Participant in such notice of exercise. Except in the event of the death of Participant, in which event Participant's estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3.3, the Option or any of the rights thereunder may be exercised by Participant only (regardless of any community property or similar interest therein of the spouse, if any, of Participant or any successors in interest of such spouse), and may not be transferred or assigned, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis.

    3.3 In the event of the death of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, Participant's estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of six (6) months following the date of Participant's death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death. Any person so desiring to exercise Participant's Option shall be required, as a condition to the exercise of the Option, to furnish to the Bank such documentation as the Bank shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of Participant. In the event of the exercise of such Option by Participant's estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

    3.4 Payment of the amount determined pursuant to Section 3.2 hereof shall be made by cash or cashier's check.

    3.5 Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, the Bank shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has so elected to purchase. Such certificate or certificates shall be registered in the name of Participant and, if applicable, shall bear an appropriate investment warranty legend, any legend required by any Federal or State securities law, rule, or regulation, and, if applicable, a legend referring to the restrictions provided hereunder and under the Plan and any other legend required by the law of the State of Florida. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Participant shall have all the rights of a shareholder with respect to such Shares, including the right to receive all dividends or other distributions paid or made with respect thereto, provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan. In the event of a merger or consolidation to which the Bank is a party (other than as the surviving entity), or of any other acquisition of a majority of the outstanding shares of Common Stock of the Bank, or of any transfer of all or substantially all of the assets of the Bank, a determination as to whether the stock of the acquiring corporation so received (if any) shall be subject to the restrictions set forth in this Agreement shall be made solely by the acquiring corporation.

    3.6 The Board of Directors may, upon such terms and conditions as it deems appropriate, accept the surrender by Participant of Participant's right to exercise the Option, in whole or in part, and authorize a payment in consideration therefore of an amount equal to the difference obtained by subtracting the Exercise Price of the Shares which are the subject of such surrendered Option from the fair market value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

    3.7 For all purposes of this Agreement, "termination of employment for cause" shall mean termination of employment with the Bank because of Participant's fraud, embezzlement, dishonesty, willful misconduct injurious to the Bank, willful neglect of his employment duties, or willful violation of any rule or regulation of the Bank. The determination that a termination was "for cause" shall be made by the Board of Directors, in its sole discretion, without any necessity for civil or criminal charges, proceedings, or judicial or administrative determination.

4.  Restrictions on Transfer of Option.  Except as otherwise provided in
Section 3.2, neither the Option nor any future interest in the Shares to be acquired pursuant to the Option shall or may be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily, or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession), or on an absolute or contingent basis.

5. Delivery of Stock and Documents. Upon the closing of any purchase by Participant of any Shares pursuant to Section 3 of this Agreement, the Bank shall deliver to Participant the certificate or certificates representing the Shares being sold, free and clear of all options, calls, contracts, commitments, demands, liens encumbrances, pledges, charges, and security interests, duly endorsed for transfer and such assignments, certificates of authority, consents to transfer, instruments and evidences of title of the Bank and of the Bank's compliance with this Agreement as may be reasonably required by Participant (or by counsel for Participant). In addition, the Bank shall agree to indemnify (and, if so requested by Participant shall so agree in writing) Participant for any and all losses or damages resulting from, relating or incident to, or arising out of, any misrepresentation or breach or warranty with respect thereto and any and all actions, suits, proceedings, claims, demands, judgements, costs, and expenses (including legal fees) incident to the foregoing.

6. Binding Upon Transferees. In the event that, at any time or from time to time, any Options or other rights under this Agreement are transferred to any party (other than the Bank) pursuant to the provisions of Section 3.3 or otherwise, the transferee shall take such Shares pursuant to all of the provisions, conditions and obligations of the Plan and this Agreement, and, as a condition precedent to such transfer, the transferee shall agree (for and on behalf of such transferee, such transferee's legal representatives, and such transferee's transferees and assigns) in writing to be bound by all provisions of the Plan and this Agreement.

7. Changes in Capital Structure of the Bank. Subject to any required action by the shareholders of the Bank and the provision of the laws of the State of Florida, the number of shares of Option Stock subject to this Agreement, as well as the Exercise Price of any Shares not yet purchased by Participant shall be proportionately adjusted for (i) a division, combination, or reclassification of the shares of Common Stock of the Bank, or (ii) a dividend payable in shares of Common Stock of the Bank.

8. Rights Prior to Exercise. Participant shall have no equity interest in the Bank or any voting, dividend, liquidation, or dissolution rights with respect to any capital stock of the Bank solely by reason of having an Option or having executed this Agreement. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Participant shall have no interest in, or any voting, dividend, liquidation, or dissolution rights with respect to the Shares, except to the extent that Participant has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise.

9. Employment of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature, that the Bank shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Bank to terminate the employment of Participant at any time and for any reason. By Participant's execution of this Agreement, Participant acknowledges and agrees that Participant's employment is "at will". No change of Participant's duties as an employee of the Bank shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

    10. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Bank and the Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in this Agreement, the term the "Bank" shall also include any corporation which is the parent or a subsidiary of the Bank or any corporation or entity which is an affiliate of the Bank by virtue of common (although not identical) ownership, and for which Participant is providing services in any form during Participant's employment with the Bank or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Bank and any such other corporation or entity. Each provision of this Agreement which is at any time required to be contained herein by the Internal Revenue Code of 1986, as amended (the "Code"), or any regulation or rule promulgated thereunder, is included herein as a material inducement to the Bank to grant the Option and execute this Agreement.

    11. Genders. The use of any gender herein shall be deemed to be or include the other genders, and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.


    12. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing, or enforcing any of the provisions of this Agreement.

    13. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein. Any and all prior agreements between the parties hereto with respect to any stock purchase rights or stock option rights regarding the Shares or the Option are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any kind and all prior agreements or understandings, oral or written, with respect to the Option and the Shares. Participant further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

    14. Notices. Any and all notices provided for herein shall be sufficient if in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first class postage prepaid), in the case of the Bank to its principal office, and, in the case of Participant to Participant's address as shown on the Bank's records.

    15. Specific Performance. Strict compliance by Participant shall be required with each and every provision of this Agreement. The parties hereto agree that the Shares are unique, that Participant's failure to perform the obligations provided by this Agreement will result in irreparable damage to the Bank and that specific performance of Participant's obligations may be obtained by suit in equity.

    16. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Participant agrees that the breach or alleged breach by the Bank of any covenant contained in another agreement (if any) between the Bank and Participant, or any obligation owed to Participant by the Bank, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

    17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Participant agrees that any action to enforce any provision of this Agreement or to recover damages relating to a breach of any provision hereof may be brought in any court having appropriate subject matter jurisdiction in Lee County, Florida, and, by execution of this Agreement, Participant consents, accepts, and submits to the personal jurisdiction of any such court and irrevocably waives any objection or claim or immunity on the ground of venue, convenience of the forum, or the personal jurisdiction of such court or the execution on, and enforcement of, judgments and orders thereof.

    18. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto, provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Bank or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service and which has been approved by the Florida Department of Banking and Finance.

    19. Terms and Conditions of Plan. The terms and conditions included in the Plan, the receipt of a copy of which Participant hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any terms or provision of the Plan, such term or provision of the Plan shall control.

    IN WITNESS WHEREOF, the Bank and Participant have executed this Agreement as of the day and year first above written.

WITNESS AS TO BANK:BANK:



__________________________FIRST INDEPENDENCE BANK OF FLORIDA
A Florida Bank Corporation


____________________________________________________________
James E. Courtney,
Chairman of the Board

    The undersigned Participant hereby acknowledges receipt of an executed original of this Stock Option Agreement dated April 15, 1997, and accepts any options granted hereunder on the terms and conditions contained herein.


WITNESS AS TO
PARTICIPANT:                               PARTICIPANT:


__________________________        __________________________________
                                  KENNETH J. IGLESIAS

__________________________